Exhibit 10.1
POPULAR, INC.
AMENDMENT TO
2005 INCENTIVE STOCK AWARD AND AGREEMENT
GRANTEE:     Roberto R. Herencia
Pursuant to the mutual consent of the parties to the 2005 Incentive Award and Agreement (the “Agreement”), executed as of February 22, 2005, the following sections are hereby amended as follows:
SECTION 5
Payment of Award
     Section 5.2. Long-Term Annual Incentive Award.
(b)	Except as otherwise provided in paragraph (i) below, the restrictions on 40% of the Restricted Stock awarded to the Grantee will lapse upon the date the Grantee both has attained age 55 and completed 10 years of service, as determined pursuant to personnel policies and procedures.
(c)	Except as otherwise provided in paragraph (i) below, the restrictions on the remaining 60% of the Restricted Stock awarded to the Grantee will lapse on the earlier of: i) the date the Grantee both has attained age 55 and completed 10 years of service, as determined pursuant to personnel policies and procedures; or ii) as provided below:

Period of Time After the Award	% of Award Free
of Restrictions
1 year	12%
2 years	12%
3 years	12%
4 years	12%
5 years	12%
All other terms of the Agreement shall apply.
IN WITNESS WHEREOF, Popular, Inc. and the Grantee have executed this amendment to the 2005 Incentive Award and Agreement as of the                      day of                      of                     .

POPULAR, INC.	GRANTEE

/s/ Tere Loubriel	/s/ Roberto R. Herencia
By: Tere Loubriel	By: Roberto R. Herencia
Title: Executive Vice President	Date: March 23, 2007
Date: March 23, 2007

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